UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/12/2013

Del Frisco's Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

930 S. Kimball Ave., Suite 100
Southlake, TX 76092
(Address of principal executive offices, including zip code)

(817) 601-3421
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.    Shareholder Director Nominations

Annual Meeting of Stockholders

On March 12, 2013, the Board of Directors of Del Frisco's Restaurant Group, Inc. (the "Company") determined that the Company's first annual meeting of stockholders (the "Annual Meeting") will be held on Tuesday, May 21, 2013, at 10:30 a.m. Central Time at CityPlace Conference Center, located at 2711 N. Haskell Avenue, Dallas, Texas 75204. The Board established the close of business on April 17, 2013 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Stockholder Proposals and Director Nominations

If a stockholder of the Company intends to nominate a person for election to the Board or to propose other business for consideration at the Annual Meeting, including any proposal made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submitting the notice of such nomination or proposal, including any notice on Schedule 14N, is the close of business on March 29, 2013. Any stockholder nomination or proposal must comply with the requirements of Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the Company's bylaws, as applicable. Any notice should be delivered to Del Frisco's Restaurant Group, Inc., 930 S. Kimball Ave., Suite 100, Southlake, Texas 76092, Attention: Corporate Secretary. Any stockholder nomination or proposal received after March 29, 2013, will be considered untimely and will not be included in the Company's proxy materials for the Annual Meeting nor will it be considered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco's Restaurant Group, Inc.

Date: March 18, 2013	By:	/s/ Thomas J. Pennison, Jr.
Thomas J. Pennison, Jr.
Chief Financial Officer